Exhibit (i)

CONSENT OF SHEARMAN & STERLING LLP

We hereby consent to the use of our opinion of counsel regarding the Spartan New York Municipal Income Fund series of Fidelity New York Municipal Trust (the "Trust"), filed as part of this Post-Effective Amendment No. 52 to the Trust's Registration Statement on Form N-1A (File Nos. 002-83295 and 811-03723) and incorporated by reference to Exhibit (i) to Post-Effective Amendment No. 49 to the Registration Statement.

/s/Shearman & Sterling LLP
Shearman & Sterling LLP

Washington, DC

March 30, 2005